Exhibit A

AGREEMENT REGARDING JOINT FILING OF STATEMENT ON SCHEDULE 13D

Each of the undersigned hereby acknowledges and agrees, pursuant to the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, with respect to the beneficial ownership of the undersigned of shares Juno Therapeutics, Inc., will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

Dated: December 29, 2014	CL ALASKA, L.P.

	By:	Crestline SI (GP), L.P.

	Its:	General Partner

	By:	Crestline Investors, Inc.

	Its:	General Partner

/s/ John S. Cochran
	By:	John S. Cochran
	Title:	Vice President

CRESTLINE SI (GP), L.P.

	By:	Crestline Investors, Inc.

	Its:	General Partner

/s/ John S. Cochran
	By:	John S. Cochran
	Title:	Vice President

CRESTLINE MANAGEMENT, L.P.

	By:	Crestline Investors, Inc.

	Its:	General Partner

/s/ John S. Cochran
	By:	John S. Cochran
	Title:	Vice President

CRESTLINE INVESTORS, INC.

/s/ John S. Cochran
	By:	John S. Cochran
	Title:	Vice President

DOUGLAS K. BRATTON

/s/ Douglas K. Bratton